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                                                                      Exhibit 23






                                   EXHIBIT 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





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     We consent to the incorporation by reference in the registration statement of BSB Bancorp, Inc. on Form S-8 (File No. 339-2138) of our report dated January 23, 1998, on our audits of the consolidated financial statements of BSB Bancorp, Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996, 1995, which report is included in the Annual Report on Form 10-K.



     COOPERS & LYBRAND L.L.P.
     Syracuse, N.Y.
     March 27, 1998